ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of January 1, 2007 (the “Closing Date”), among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignor”), Deutsche Alt-A Securities, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignee”), PHH Mortgage Corporation (the “Servicer”) and Bishop’s Gate Residential Mortgage Trust (the “Company”), having an address at 3000 Leadenhall Road
Mt. Laurel, NJ  08054, and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto which were purchased by the Assignor from the Servicer and the Company pursuant to the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of December 1, 2005 among the Assignor, the Servicer and the Company (the “Servicing Agreement”) and which are now serviced by the Servicer for the Assignor and its successors and assigns pursuant to the Servicing Agreement, shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.  The Assigned Loans are being securitized pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2007 (the “Pooling and Servicing Agreement”) among the Assignee, as depositor, HSBC Bank USA, National Association, as trustee (the “Trustee”), the Master Servicer and securities administrator.

Assignment and Assumption

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans and the Assignee hereby assumes all of the Assignor’s obligations with respect to the Servicing Agreement to the extent of the Assigned Loans from and after the date hereof.  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Servicing Agreement other than the Assigned Loans set forth on Attachment 1.

Representations, Warranties and Covenants

2.

Assignor warrants and represents to, and covenants with, Assignee, the Servicer and the Company as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)

Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, Servicer and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(f)

Assignor hereby covenants to promptly deliver to the Assignee or its designee any Assigned Loan document received by the Assignor from the Servicer with respect to the Assigned Loans.

3.

Assignee warrants and represents to, and covenants with, Assignor, the Servicer and the Company as of the date hereof:

(a)

Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, Servicer and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)

Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of Assignor all of Assignor’s obligations thereunder but solely with respect to such Assigned Loans.

4.

Servicer warrants and represents to, and covenants with, Assignor, and Assignee, as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement with respect to the Assigned Loans;

(c)

Servicer has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Servicer or its property is subject.  The execution, delivery and performance by Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Servicer.  This AAR Agreement has been duly executed and delivered by Servicer, and, upon the due authorization, execution and delivery by Assignor, Assignee and Company will constitute the valid and legally binding obligation of Servicer, enforceable against Servicer in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Servicer in connection with the execution, delivery or performance by Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)

Pursuant to Section 13 of the Servicing Agreement, the Servicer hereby restates the representations and warranties made by it in Article III of the Servicing Agreement, as such representations and warranties are amended pursuant to Section 8 of this AAR Agreement, with respect to itself as seller and servicer and the Assigned Loans as of the Closing Date, as if such representations and warranties were set forth herein in full.  In the event of a breach of any such representations and warranties as of the Closing Date, the Assignor shall be entitled to all of the remedies under the Servicing Agreement; and

(f)

Servicer shall establish a Collection Account and an Escrow Account under the Servicing Agreement with respect to the Assigned Loans separate from the Collection Account and the Escrow Account previously established under the Servicing Agreement in favor of Assignor, and shall remit collections received on the Assigned Loans to such accounts. The Collection Account and Escrow Account shall be entitled “PHH Mortgage Corporation, as servicer in trust for PHH Alternative Mortgage Trust, Series 2007-1”;.

5.

Company warrants and represents to, and covenants with, Assignor and Assignee, as of the date hereof:

(a)

Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to perform its obligations under the AAR Agreement;

(c)

Company has full entity power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s organizational document or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor, Servicer and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)

Pursuant to Section 13 of the Servicing Agreement, the Company hereby restates the representations and warranties made by it in Article III of the Servicing Agreement, as such representations and warranties are amended pursuant to Section 8 of this AAR Agreement, with respect to itself as seller and the Assigned Loans as of the Closing Date, as if such representations and warranties were set forth herein in full.  In the event of a breach of any such representations and warranties as of the Closing Date, the Assignor shall be entitled to all of the remedies under the Servicing Agreement.

Recognition of Assignee

6.

The parties hereto acknowledge that Assignee will acquire the Assigned Loans for the purpose of assigning such Assigned Loans to the Trustee for the Trust, for the benefit of the related certificateholders on the date hereof.  Assignor and Servicer hereby acknowledge and consent to the assignment by Assignee to the Trustee, on behalf of the Trust of all of Assignee’s rights against the Servicer and to the enforcement or exercise of any right or remedy against the Servicer by Assignee.  Such enforcement of a right or remedy by the Master Servicer or the Trustee, on behalf of the Trust, shall have the same force and effect as if the right or remedy had been enforced or exercised by Assignee directly.

7.

From and after the date hereof, Servicer shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company, the Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Servicer nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee and the Master Servicer.  Pursuant to the Pooling and Servicing Agreement, the Assignee will assign all of its rights under this AAR Agreement to the Trustee for the benefit of the related certificateholders.

Modification of Servicing Agreement

8.

The Servicer, Company and Assignor hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a)

The definition of “Business Day” in Article I of the Servicing Agreement is hereby amended by adding “, the State of Maryland and the State of Minnesota” after the word “New York”.

(b)

The definition of “Cut-off Date” in Article I of the Servicing Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Cut-off Date: January  1, 2007.”

(c)

The definition of “Eligible Account” in Article I of the Servicing Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company of which) are rated A-1 by S&P, Prime-1 by Moody’s or [___] by Fitch (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  Eligible Accounts may bear interest.”

(d)

The following definition of “Opinion of Counsel” shall be added to Article I of the Servicing Agreement:

“Opinion of Counsel:  A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.”

(e)

The definition of “Negative Amortization” shall be deleted from Article I of the Servicing Agreement.

(f)

The following definition of “REMIC Provisions” shall be added to Article I of the Servicing Agreement:

“REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.”

(g)

The following definition of “Servicing Criteria” shall be added to Article I of the Servicing Agreement:

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

(h)

The definition of “Scheduled Principal Balance” is hereby amended by deleting the words “, plus (iii), the cumulative amount of any Negative Amortization, if any”.

(i)

The definition of “Unpaid Principal Balance” is hereby amended by deleting the words “including any cumulative Negative Amortization” at the end of such definition.

(j)

Section 5.10 of the Servicing Agreement is hereby amended by deleting the words “including the maximum amount of Negative Amortization” in subsection (b)(1) of such section.

(k)

The following provision shall be added as Section 5.20 of the Servicing Agreement:

“Compliance with REMIC Provisions.  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”

(l)

Section 3.03(4) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(4)  Payments Current.  No Monthly Payment required to be made under any Mortgage Loan has been contractually delinquent by one month or more at any time preceding the date such Mortgage Loan was purchased by the Purchaser;

(m)

Section 3.03(8) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(8)  Hazard Insurance.  The buildings and improvements on the Mortgaged Property are insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan.  To the best of the Purchaser’s knowledge, if the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Purchaser has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(n)

Section 3.03(9) of the Servicing Agreement is hereby amended by adding the words “and the related prepayment charge” after the words “Each Mortgage Loan” in the first line of such section.

(o)

Section 3.03(12) of the Servicing Agreement is hereby amended by deleting the words “including any Negative Amortization,” after the words “the Mortgage” in the first sentence of such section.

(p)

Section 3.03(16) of the Servicing Agreement is hereby amended by adding the words “legal, beneficial and equitable” after the word “sole” everywhere it appears in such section.

(q)

Section 3.03(18) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(18)  Title Insurance.  Each Mortgage Loan is covered by either (a) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (b) a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. No claims have been filed under such lender's title insurance policy, and the Purchaser has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(r)

Section 3.03(30) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(30)  LTV; Primary Mortgage Insurance.  With respect to any Mortgage Loan with an original Loan-to-Value Ratio greater than 80%, the Mortgage Loan will be insured by a primary mortgage guaranty insurance policy, issued by an insurer which meets the requirements of Fannie Mae and Freddie Mac, which insures that portion of the Mortgage Loan in excess of the portion of the appraised value of the Mortgaged Property required by Fannie Mae.  All provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such primary mortgage guaranty insurance policy obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  The Note Rate for the Mortgage Loan does not include any such insurance premium;

(s)

Section 3.03(38) of the Servicing Agreement is hereby amended by deleting the words “plus any Negative Amortization” after the words “the Mortgage Loan” in the last sentence of such section.

(t)

Section 3.03(46) of the Servicing Agreement is hereby amended by adding the words “or permits the deferral of accrued interest” after the words “negative amortization” in such section.

(u)

Section 3.03(71) of the Servicing Agreement is hereby amended by deleting the word “and” after the “MERS;” in such section.

(v)

Section 3.03 of the Servicing Agreement is hereby amended by adding the following provisions after 3.03(72):

(73)  Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G 2(a);

(74)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E (attached hereto as Attachment 4)) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(75)  Cooperative Loans.  The Mortgage Note, with respect to a Cooperative Loan, is not and has not been secured by any collateral except the lien of the Cooperative Share and the Proprietary Lease.

(w)

Section 3.04 of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Section 3.04  Repurchase and Substitution

The representations and warranties contained in Sections 3.01, 3.02 or 3.03 shall not be impaired by any review and examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Sellers or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Sellers have no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Sellers with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Sellers shall take such action described in the following paragraph in respect of such Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

Upon discovery by either of the Sellers or the Purchaser of any  materially defective document in, or that any material document was not transferred by the Seller (as listed on the related Custodian’s preliminary exception reports, as described in the Custodial Agreement) as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any such missing documentation that was not transferred by the Seller as described above, or of a materially defective document or of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan) (a “Defective Mortgage Loan”; provided that “Defective Mortgage Loan” shall also include any Mortgage Loan treated or designated as such in accordance with Section 2.04) within which to deliver such missing document or correct or cure such defect or breach. If such missing document cannot be delivered or such defect or breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any missing document cannot be delivered or any breach or defect relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, either (i) repurchase the Defective Mortgage Loan at the applicable Repurchase Price or (ii) remove such Mortgage Loan (“Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, if any.

As to any Deleted Mortgage Loan for which the applicable Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Legal Documents as are required by Section 2.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

For any month in which the applicable Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans.  The amount of such shortfall shall be paid by the applicable Seller on the date of such substitution) by wire transfer of immediately available funds directly to the Purchaser’s Account.

Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04 by wire transfer of immediately available funds directly to the Purchaser’s Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04 to cure any breach of such Seller’s representations and warranties contained in Sections 3.01, 3.02 and  3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller’s representations and warranties contained in Sections 3.01, 3.02 and  3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

In the event of a repurchase or substitution, the Seller shall, simultaneously with such repurchase or substitution, give written notice (by telecopier, electronically or otherwise) to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan(s) this Agreement.

The parties further agree that, in recognition of the Trust’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03 (3) or 3.03(16) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

It is understood and agreed that the obligations of the Seller set forth in this Section 3.04 to cure or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Sections 3.01, 3.02 or 3.03.

(x)

Section 6.02 of the Servicing Agreement is hereby amended by deleting the first sentence in the first paragraph of such section in its entirety and replacing it with the following:

On or before the 5th Business Day following the Accounting Cut-off Date of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports substantially in the formats in Exhibits 6.02(a) through (i), as previously delivered to the Master Servicer, and including the information set forth on Exhibit 6A, and in such other forms and contents as may be mutually agreed upon by Servicer and Master Servicer, with respect to the most recently ended Due Period.

(y)

Subsection 6.03(2) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(2)

The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds or REO Disposition Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

(z)

Sections 7.04 and 7.05 of the Servicing Agreement are hereby amended by deleting such sections in their entirety and replacing them with the following:

Section 7.04

[Reserved.]

Section 7.05

[Reserved.]

(aa)

Subsection 10.01(10) of the Servicing Agreement is hereby amended by deleting such section in its entirety.

(bb)

The following provision shall be added as Section 12.13 of the Servicing Agreement:

“For purposes of this Agreement, including but not limited to Section 13A, the Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.”

(cc)

Subsection 13A.05(a)(iv) of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(iv)

deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Seller, in the form attached hereto as Exhibit 11.

(dd)

Subsections 13A.06(b) and (c) of the Servicing Agreement are hereby amended by deleting such sections in their entirety and replacing them with the following:

(b)

It shall not be necessary for the Servicer to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Subsections 13A.05 and 13A.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and other certifications required to be delivered by such Subcontractor under Subsection 13A.05, in each case as and when required to be delivered.

(ee)

Subsections 13A.07 of the Servicing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Subsection 13A.07. Indemnification; Remedies.

(a)

The Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Section 13A by or on behalf of the Servicer, or provided under this Section 13A by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)

any breach by the Servicer of its obligations under this Section 13A, including particularly any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13A, including any failure by the Servicer to identify pursuant to Subsection 13A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)

any breach by the Servicer of a representation or warranty set forth in Subsection 13A.02(a) or in a writing furnished pursuant to Subsection 13A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 13A.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)

the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under this Section 13A.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)

(i)

Any failure by the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 13A, or any breach by the Seller of a representation or warranty set forth in Subsection 13A.02(a) or in a writing furnished pursuant to Subsection 13A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 13A.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(ii)

Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Subsections 13A.04 or 13A.05, including (except as provided in the next paragraph) any failure by the Seller to identify pursuant to Subsection 13A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)

The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(ff)

Exhibit 11 of the Servicing Agreement is hereby amended by deleting subpart (v) of such exhibit in its entirety and replacing it with the following:

(v)

The Compliance Statement required to be delivered by the Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Seller and by each Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

(gg)

Exhibit 12 to the Servicing Agreement is hereby amended by (1) inserting an “X” in the “Applicable Servicing Criteria” column for each of the following row numbers: 1122(d)(4)(i), 1122(d)(4)(ii) and 1122(d)(4)(iii) and (2) deleting “[X]” in the “Applicable Servicing Criteria” for row number 1122(d)(4)(xv).

(hh)

The Servicing Agreement is hereby amended by adding Attachment 3 hereto as Exhibit 6A to the Servicing Agreement.

Miscellaneous

9.

All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

·

In the case of Company,

Bishop’s Gate Residential Mortgage Trust
c/o PHH Mortgage Corporation, as  Administrator
3000 Leadenhall Road
Mt. Laurel, NJ  08054
Attention:  Peter A. Thomas, Vice President, Secondary Marketing

·

In the case of Servicer,

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ  08054
Attention:   Vice President, Servicing

·

In the case of Assignor,

DB Structured Products, Inc.

60 Wall Street

New York, New York 10005

Attn:

·

In the case of Assignee,

Deutsche Alt-A Securities, Inc.

c/o Deutsche Bank Securities, Inc.

60 Wall Street

New York, New York 10005

Attention: Susan Valenti

·

In the case of Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager – PHHAM 2007-1
Telecopier: (410) 715-2380

10.

Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.   Notwithstanding the foregoing, the Assignor shall pay the reasonable and customary fees of any outside counsel used by the Company and the Servicer in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

11.

The Servicer hereby acknowledges that, Wells Fargo Bank, N.A. has been appointed as the Master Servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Servicing Agreement.  Such rights will include, without limitation, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder, the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data and information required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.  The Servicer shall make all distributions under the Servicing Agreement to the Master Servicer by wire transfer of immediately available funds to:

Wells Fargo Bank, N. A.
ABA # 121-000-248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to:  PHHAM 2007-1 Account Number 50980300

The Servicer shall deliver all reports required to be delivered under the Servicing Agreement to the Master Servicer at its address set forth in Section 9 herein.

12.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee, Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, Servicer or Company, respectively, hereunder.

15.

This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

16.

This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.

In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

18.

To the fullest extent permitted under applicable law, each party hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this AAR Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.

Assignor

By:/s/ Ernie Calabrese

Name: Ernie Calabrese

Title: Director

By:/s/ Rika Yano

Name: Rika Yano

Title: Vice President

DEUTSCHE ALT-A SECURITIES, INC.

Assignee

By:/s/ Ernie Calabrese

Name: Ernie Calabrese

Title: Director

By:/s/ Rika Yano

Name: Rika Yano

Title: Vice President

BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST

Company

By:

PHH Mortgage Corporation, as Administrator

By:/s/ Allyn Brown

Name:

Allyn Brown
Title: Vice President

PHH MORTGAGE CORPORATION
Servicer

By:/s/ Allyn Brown

Name:

Allyn Brown
Title: Vice President

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, N.A.
Master Servicer

By:/s/ Carla S. Walker

Name: Carla S. Walker

Title: Vice President

ATTACHMENT I

ASSIGNED LOAN SCHEDULE

[ON FILE WITH THE SPONSOR]

ATTACHMENT 2

SERVICING AGREEMENT

[ON FILE]

ATTACHMENT 3

EXHIBIT 6A

Exhibit 6A: Supplemental REG AB File

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha and/or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

ATTACHMENT 4

Standard & Poor’s LEVELS® Glossary Version 5.7 Revised, Appendix E